     As filed with the Securities and Exchange Commission on July 22, 1998

                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                BROOKE GROUP LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE               100 S. E. SECOND STREET            51-0255124
(STATE OR OTHER JURISDICTION OF     MIAMI, FLORIDA 33131          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         (305) 579-8000           IDENTIFICATION NUMBER)

                        (ADDRESS, INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                              --------------------

                              CONSULTING AGREEMENT
                                   BETWEEN THE
                   REGISTRANT AND J. SAUTER ENTERPRISES, INC.
                            (FULL TITLE OF THE PLAN)

                              --------------------

                               MARC N. BELL, ESQ.
                               VICE PRESIDENT AND
                                 GENERAL COUNSEL
                                BROOKE GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
                                 (305) 579-8000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

===================================================================================
                                                           PROPOSED      PROPOSED
                                AMOUNT       MAXIMUM       MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF         TO BE      OFFERING      AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED      PRICE        OFFERING         FEE
                                          PER SECURITY      PRICE
                                               (1)           (1)
-----------------------------------------------------------------------------------
   COMMON STOCK, PAR          250,000(2)     $9.875       $2,468,750      $728.28
   VALUE $.10 PER SHARE
===================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average high and low exercise prices for the Company's Common Stock on the New York Stock Exchange consolidated reporting system on July 21, 1998.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.


         This Registration Statement shall become effective upon filing with the SEC in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "SEC").

Item 2.           Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the SEC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed or to be filed by Brooke Group Ltd. (the "Registrant") with the SEC (File No. 1-5759) are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

3. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above.

4. The description of the Registrant's Common Stock to be offered contained in the Registrant's Registration Statement on Form S-3 (No. 333-45377), including all amendments and reports filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares of the Registrant's Common Stock to be offered hereby is being passed upon for the Registrant by Marc N. Bell, Esq., Vice President and General Counsel of the Registrant. Mr. Bell has an outstanding option to purchase 66,668 shares of the Registrant's Common Stock at an exercise price of $5.00 per share.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law and Article VI of the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporate Law or (iv) obtains an improper personal benefit. Article Ninth of the Registrant's Restated Certificate of Incorporation, as amended, includes a provision which eliminates directors' personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.


                  EXHIBIT
   (a)              NO.                             DESCRIPTION
                    ---                             -----------
                    4.1             Consulting Agreement, dated as of May 1,
                                    1998, between the Registrant and J. Sauter
                                    Enterprises, Inc.

                    5.1             Opinion of Marc N. Bell, Esq.

                   23.1             Consent of PricewaterhouseCoopers LLP

                   23.2             Consent of Arthur Andersen LLP.

                   23.3             Consent of Marc N. Bell, Esq. (included in Exhibit 5.1).

                   24.1             Power of Attorney (included in the signature page hereof).

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify any such directors, officers or controlling persons against such liabilities, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, and State of Florida, on the 22nd day of July, 1998.

                                    BROOKE GROUP LTD.




                                    By:  /s/ Joselynn D. Van Siclen
                                         ---------------------------------------
                                         Joselynn D. Van Siclen
                                         Vice President, Chief Financial
                                         Officer and Treasurer

         Each person whose signature appears below hereby authorizes Richard J. Lampen, Joselynn D. Van Siclen and Marc N. Bell, and each of them individually (the "Agent"), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 22, 1998.



         /s/ Bennett S. LeBow                Chairman of the Board of
         ---------------------------------   Directors, President and
         Bennett S. LeBow                    Chief Executive Officer
                                             (Principal Executive Officer)


         /s/ Joselynn D. Van Siclen          Vice President, Chief Financial
         ---------------------------------   Officer and Treasurer (Principal
         Joselynn D. Van Siclen              Financial Officer and Principal
                                             Accounting Officer)


         /s/ Robert J. Eide                  Director
         ---------------------------------
         Robert J. Eide



         /s/ Jeffrey S. Podell               Director
         ---------------------------------
         Jeffrey S. Podell


         /s/ Jean E. Sharpe                  Director
         ---------------------------------
         Jean E. Sharpe